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                                                                     Exhibit 5.1

                           [HALE AND DORR LETTERHEAD]

                                                                December 3, 1998

Eclipsys Corporation
777 East Atlantic Avenue
Suite 200
Delray Beach, FL 33483

                     Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to 11,107,534 shares of Common Stock, $.01 par value per share (the "Shares"), of Eclipsys Corporation, a Delaware corporation (the "Company"), issuable pursuant to the Agreement and Plan of Merger by and among the Company, Exercise Acquisition Corp., a Massachusetts corporation (the "Transitory Subsidiary") and Transition Systems, Inc., a Massachusetts corporation ("TSI") dated as of October 29, 1998 (the "Merger Agreement").

     We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, record books of the Company as provided to us by the Company, the Third Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company have been duly authorized for issuance and, when such Shares are issued in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules,
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regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of the Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,
                                          /s/ Hale and Dorr LLP
                                          HALE AND DORR LLP